                                                                   Exhibit 10.18







                       AMENDED AND RESTATED LOAN AGREEMENT


                                      among


                       APPLIED ANALYTICAL INDUSTRIES, INC.
                                as U.S. Borrower


           AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND GmbH & CO. KG
                               as German Borrower


                    CERTAIN SUBSIDIARIES OF THE U.S. BORROWER
                                  as Guarantors


                                       and


                              BANK OF AMERICA, N.A.
                                     as Bank



                          Dated as of November 30, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I    DEFINITIONS......................................................1

   1.01     DEFINED TERMS.....................................................1
   1.02     ACCOUNTING TERMS..................................................7

ARTICLE II  LOANS.............................................................7

   2.01     REVOLVING LOANS...................................................7
   2.02     REVOLVING NOTE....................................................7
   2.03     INTEREST ON REVOLVING LOANS.......................................7
   2.04     COMMITMENT FEE....................................................7
   2.05     DEUTSCHE MARK LOAN................................................8

ARTICLE III    ADDITIONAL PROVISIONS REGARDING REVOLVING LOANS................9

   3.01     DEFAULT RATE......................................................9
   3.02     PREPAYMENTS.......................................................9
   3.03     CAPITAL ADEQUACY.................................................10
   3.04     INCREASED COSTS..................................................10
   3.05     TAXES, ETC.......................................................11
   3.06     PAYMENTS AND COMPUTATIONS........................................11

ARTICLE IV  CONDITIONS OF LENDING............................................12

   4.01     CONDITIONS TO CLOSING DATE.......................................12
   4.02     CONDITIONS TO EACH LOAN..........................................13
   4.03     ADDITIONAL CONDITIONS TO THE DEUTSCHE MARK LOAN..................14

ARTICLE V  REPRESENTATIONS AND WARRANTIES....................................14

   5.01     CORPORATE EXISTENCE AND POWER....................................14
   5.02     AUTHORIZATION OF LOAN AGREEMENT..................................14
   5.03     NO VIOLATION OF CORPORATE RESTRICTIONS...........................14
   5.04     GOVERNMENTAL CONSENTS............................................15
   5.05     LITIGATION.......................................................15
   5.06     OTHER AGREEMENTS.................................................15
   5.07     TAXES............................................................15
   5.08     LIENS............................................................15
   5.09     ERISA............................................................16
   5.10     SUBSIDIARIES.....................................................16
   5.11     REGULATION U.....................................................16
   5.12     PATENTS AND TRADEMARKS...........................................16
   5.13     FINANCIAL INFORMATION PROVIDED...................................16
   5.14     ENVIRONMENTAL COMPLIANCE.........................................16
   5.15     YEAR 2000 COMPLIANCE.............................................17

ARTICLE VI  AFFIRMATIVE COVENANTS............................................17

   6.01  AFFIRMATIVE COVENANTS...............................................17

ARTICLE VII  NEGATIVE COVENANTS..............................................22

   7.01     NEGATIVE COVENANTS...............................................22

ARTICLE VIII  EVENTS OF DEFAULT AND ACCELERATION.............................24

   8.01     EVENTS OF DEFAULT................................................24
   8.02     REMEDIES.........................................................25

ARTICLE IX  MISCELLANEOUS....................................................26

   9.01     NOTICES..........................................................26

   9.02     WAIVER...........................................................26
   9.03     SURVIVAL.........................................................27
   9.04     SUCCESSORS AND ASSIGNS...........................................27
   9.05     COSTS............................................................27
   9.06     AMENDMENT; WAIVER; CONSENTS......................................27
   9.07     YEAR.............................................................27
   9.08     PAYMENT ON BUSINESS DAY..........................................27
   9.09     COUNTERPARTS.....................................................28
   9.10     ASSIGNMENT.......................................................28
   9.11     TERM.............................................................28
   9.12     CAPTIONS.........................................................28
   9.13     GOVERNING LAW....................................................28
   9.14     ARBITRATION......................................................28
   9.15     LOAN DOCUMENTS...................................................29
   9.16     BINDING EFFECT; REPLACEMENT OF EXISTING LOAN AGREEMENT;
            TERMINATION......................................................30

ARTICLE X  GUARANTY..........................................................30

   10.01    GUARANTY.........................................................30
   10.02    OBLIGATIONS UNCONDITIONAL........................................31
   10.03    REINSTATEMENT....................................................32
   10.04    CERTAIN ADDITIONAL WAIVERS.......................................32
   10.05    REMEDIES.........................................................32
   10.06    CONTINUING GUARANTEE.............................................33
   10.07    RIGHTS OF CONTRIBUTION...........................................33

                                    Exhibits

Exhibit 2.02           Form of Revolving Note
Exhibit 2.05           Form of Deutsche Mark Note
Exhibit 5.05           Litigation
Exhibit 5.08           Liens
Exhibit 5.10           Subsidiaries
Exhibit 5.14           Environmental Compliance
Exhibit 6.01(b)(3)     Form of Borrowing Base Certificate
Exhibit 6.01(c)        Form of Officer's Certificate
Exhibit 7.01(a)(i)     Indebtedness

                       AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of November 30, 1999 (the "Loan Agreement"), is by and between

         APPLIED ANALYTICAL INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in Wilmington, North Carolina (the "U.S. Borrower");

         AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND GmbH & CO. KG, a corporation organized and existing under the laws of Germany and having its principal place of business in Neu-Ulm, Germany (the "German Borrower");

         Certain Subsidiaries of the U.S. Borrower from time to time party hereto (the "Guarantors"); and

         BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A. organized and existing under the laws of the United States and having offices in Wilmington, North Carolina (the "Bank").

RECITALS

         A. The U.S. Borrower and the Bank are parties to that certain Loan Agreement dated as of December 30, 1996 (as amended by a First Amendment to Loan Agreement dated as of February 13, 1998, a Second Amendment to Loan Agreement dated as of May 19, 1998 and an Amendment and Forbearance Agreement dated as of August 27, 1999, the "Existing Loan Agreement").

         B. The parties hereto desire that the Existing Loan Agreement be further amended and restated as set forth herein.

         C. The Bank has agreed to amend and restate the Existing Loan Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01     DEFINED TERMS.

                  For the purposes hereof:

                  "Adjusted LIBOR Rate" means the rate as determined by the Bank at which U.S. dollar deposits in the requested amount and for one month interest periods are offered to prime banks in the London Interbank Market, as published weekly by the Federal Reserve Bank of New York in its H-15 Statistical Release, such rate being adjusted for the cost of reserve requirements as prescribed by the Federal Reserve System. The Adjusted LIBOR Rate for any Saturday or Sunday or any other day on which the London interbank market is not open shall be the Adjusted LIBOR Rate for the immediately preceding day on which the London interbank market is open;

                  "Bank" means Bank of America, N.A. or any successor thereto;

                  "Borrowers" means, collectively, the U.S. Borrower and the German Borrower and "Borrower" means any one of them;

                  "Borrowing Base" means, as of any day, the sum of (a) 80% of Eligible Receivables plus (b) the lesser of (i) 75% of Fixed Asset Value and (ii) $32,754,000 minus (c) all indebtedness for borrowed money, howsoever evidenced, or its equivalent (including but not limited to leases required to be capitalized under Generally Accepted Accounting Principles and letters of credit), other than Revolving Loans outstanding hereunder, incurred by, or issued for the benefit of, the Credit Parties; provided that (A) in the case of clauses (a) and
         (b)(i) above, such amounts shall be as set forth in the most recent Borrowing Base Certificate delivered to the Bank in accordance with the terms of Section 6.01(b)(3) and (B) the advance rates set forth above shall be subject to appraisals conducted from time to time by the Bank and may be increased or decreased by the Bank at any time and from time to time in the exercise of its reasonable credit judgment (it being understood that the U.S. Borrower hereby consents to any such increases or decreases and acknowledges that decreasing the advance rates or increasing the reserves may limit or restrict the availability of Revolving Loans requested by the U.S.
         Borrower);

                  "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 6.01(b)(3);

                  "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Bank is open for business in Wilmington, North Carolina; provided, however, that with respect to the Deutsche Mark Loan such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits and in Deutsche Marks in the London interbank market;

                  "Cash Flow Coverage Ratio" means, for any consecutive four fiscal quarterly periods of the U.S. Borrower, the ratio for the U.S. Borrower and its consolidated Subsidiaries of (x) EBITDA minus cash dividends (each computed for such four consecutive fiscal quarterly periods) to (y) current maturities of long term debt and capitalized leases (each computed for such four consecutive fiscal quarterly periods) plus 20% of the average outstanding principal balance of the Revolving Loans for such four consecutive fiscal quarterly periods plus interest expense plus current provision for income taxes (each computed for such four consecutive fiscal quarterly periods);

                  "Closing Date" means the date as of which this Loan Agreement is executed by the Credit Parties and the Bank;

                  "Commitment" means the commitment by the Bank to make Loans to the Borrowers hereunder;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period, except for the impact of implementing new rules or regulations;

                  "Credit Parties" means the Borrowers and the Guarantors and "Credit Party" means any one of them;

                  "Deutsche Mark Loan" means the Loan made pursuant to Section 2.05(a) hereof;

                  "Deutsche Mark Note" means the promissory note of the German Borrower executed and delivered as provided in Section 2.05(a) hereof;

                  "Domestic Subsidiary" means a direct or indirect Subsidiary of the U.S. Borrower that is domiciled, incorporated or organized under the laws of any State of the United States of America or the District of Columbia;

                  "EBITDA" means, for any period of computation, earnings of the U.S. Borrower and its consolidated Subsidiaries before interest expense, provision for income taxes, depreciation and amortization, other non-cash charges and lease expense under the tax retention operating lease (or similar agreement) entered into with the Bank or any of its affiliates;

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the U.S. Borrower or any of its Subsidiaries, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with Generally Accepted Accounting Principles, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority lien in favor of the Bank to secure the Obligations or (b) subject to any other lien that is not permitted hereunder, (ii) Receivables which are more than 120 days past due or 150 days past invoice date (net of reserves for bad debts in connection with any such Receivables), (iii) 50% of the book value of any Receivable not otherwise excluded by clause (ii) above but owing from an account debtor which is the account debtor on any existing Receivable then excluded by such clause (ii), unless the exclusion by such clause (ii) is a result of a legitimate dispute by the account debtor and the applicable Receivable is no more than 150 days past due,
         (iv) Receivables evidenced by
         notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Bank, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (vii) Receivables for which any direct or indirect Subsidiary or any affiliate of the U.S. Borrower is the account debtor,
         (viii) Receivables representing a sale to the government of the United States or any agency or instrumentality thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Bank with respect to the granting of a security interest in such Receivable, with or other similar applicable law and (ix) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Bank in its reasonable discretion;

                  "Event of Default" shall have the meaning given to said term in Section 8.01 hereof;

                  "Fixed Asset Value" means, as of any date of determination and without duplication, the lower of the aggregate net book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value (determined on the basis of the most recent appraisal acceptable to the Bank) of all equipment, fixtures and real estate owned by the U.S. Borrower and its Domestic Subsidiaries less appropriate reserves determined in accordance with Generally Accepted Accounting Principles but excluding in any event (i) any such asset which is (a) not subject to a perfected, first priority lien in favor of the Bank to secure the Obligations or (b) subject to any other lien not permitted hereunder, (ii) any such asset which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such assets, (iii) any such asset located outside of the United States, (iv) any such asset which is leased or on consignment, and (v) any such asset which fails to meet such other specifications and requirements as may from time to time be established by the Bank in its reasonable discretion;

                  "Foreign Subsidiary" means each Subsidiary of the U.S. Borrower that is not a Domestic Subsidiary;

                  "Funded Debt" means, without duplication, (i) all interest bearing obligations of the U.S. Borrower and its consolidated Subsidiaries including, without limitation, all obligations evidenced by promissory notes or other similar contracts but excluding such items as trade payables and accruals and (ii) all outstanding obligations under the tax retention operating lease (or similar agreements) entered into with the Bank or any of its affiliates;

                  "Funded TROL Obligations" means, at any time, the sum of the then outstanding amount of each of (i) the Loans, (ii) the accrued but unpaid interest on the Loans, (iii) the Holder Advances, and (iv) the accrued but unpaid Holder Yield, as each of such capitalized terms is defined in the Participation Agreement;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "German Borrower" shall have the meaning given to said term in the Recitals hereof;

                  "German Borrower Obligations" means all obligations of the German Borrower (in its capacity as such) hereunder, under the Deutsche Mark Note or otherwise in connection with the Deutsche Mark Loan;

                  "Guaranteed Obligations" means, without duplication, (a) in the case of a Guarantor that is a Domestic Subsidiary, all Obligations, and (b) in the case of the Guarantor that is the U.S. Borrower or a Foreign Subsidiary, all German Borrower Obligations;

                  "Guarantors" means, collectively, the U.S. Borrower and each of its Subsidiaries and "Guarantor" means any one of them;

                  "Loan Documents" means this Loan Agreement, the Notes and the Security Documents;

                  "Loans" means, collectively, the Revolving Loans and the Deutsche Mark Loan;

                  "Maturity Date" means May 31, 2000;

                  "Mortgages" means those mortgage and security agreements to be given by the U.S. Borrower and/or certain Domestic Subsidiaries pursuant to Section 6.01(s) to secure the Obligations;

                  "Notes" means, collectively, the Revolving Note and the Deutsche Mark Note;

                  "Obligations" means a collective reference to (a) all obligations of the U.S. Borrower to the Bank in connection with the Revolving Loans and (b) all German Borrower Obligations;

                  "Participation Agreement" means that certain Participation Agreement, dated as of October 2, 1998 among the U.S. Borrower, First Security Bank, N.A., as Owner Trustee under the AAI Realty Trust 1998-1, the lenders and holders identified therein and from time to time party thereto, and NationsBank, N.A. (now known as Bank of America, N.A.) as Agent, such Participation Agreement comprising part of the documentation relating to the tax retention operating lease transaction entered into by the U.S. Borrower;

                  "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof;

                  "Pledge Agreement" means that certain Pledge Agreement dated as of August 27, 1999 among the U.S. Borrower, the Domestic Subsidiaries and the Bank, as such agreement may be amended or modified from time to time;

                  "Prime Rate" means the rate of interest publicly announced by the Bank in Charlotte, North Carolina from time to time as its "prime rate." The Prime Rate is not necessarily the best or lowest rate of interest offered by the Bank;

                  "Revolving Loan" means a Loan made pursuant to Section 2.01 hereof;

                  "Revolving Note" means the promissory note of the U.S. Borrower executed and delivered as provided in Section 2.02 hereof;

                  "Revolving Loan Committed Amount" shall have the meaning given to said term in Section 2.01;

                  "Security Agreement" means that certain Security Agreement dated as of August 27, 1999 among the U.S. Borrower, the Domestic Subsidiaries and the Bank, as such agreement may be amended or modified from time to time;

                  "Security Documents" means, collectively, the Mortgages, the Pledge Agreement, the Security Agreement, each of the agreements and documents executed by the German Borrower and the other Foreign Subsidiaries in favor of the Bank to secure the German Borrower Obligations and each other agreement or document executed by a Credit Party in favor of the Bank to secure the Obligations, as each such agreement or document may be amended or modified from time to time;

                  "Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity more than 50% of the outstanding voting stock or other equity interests of which at the time is owned or controlled directly or indirectly by the U.S. Borrower and/or by one or more of its Subsidiaries;

                  "Tangible Net Worth" means total stockholders' equity of the U.S. Borrower determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis, with no upward adjustments due to a revaluation of assets, minus the book value of assets which would be treated as intangibles under Generally Accepted Accounting Principles, including, but not limited to, goodwill, trade-names, trademarks, copyrights, patents and unamortized debt discount and minus loans or advances to employees, stockholders, subsidiaries, affiliates or related companies and minus investment in subsidiaries; and

                  "U.S. Borrower" shall have the meaning given to said term in the Recitals hereof.

         1.02     ACCOUNTING TERMS.

         All accounting terms not specifically defined herein shall be construed in accordance with then current Generally Accepted Accounting Principles applied on a Consistent Basis.


                                   ARTICLE II

                                      LOANS

         2.01     REVOLVING LOANS.

         Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make Revolving Loans to the U.S. Borrower, at any time and from time to time until the Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "Revolving Loan Committed Amount") and (ii) the Borrowing Base, for purposes of financing the U.S. Borrower's working capital needs. The U.S. Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein. The outstanding principal balance of the Revolving Loans, together with all accrued but unpaid interest, fees and other charges, shall be due and payable in full on the Maturity Date.

         2.02     REVOLVING NOTE.

         The Revolving Loans made by the Bank shall be evidenced by the Revolving Note duly executed by the U.S. Borrower, dated the Closing Date, in substantially the form of Exhibit 2.02 attached hereto, payable to the order of the Bank in a principal amount equal to the Revolving Loan Committed Amount.

         2.03     INTEREST ON REVOLVING LOANS.

         Subject to section 3.01 hereof, the outstanding principal balance of the Revolving Loans shall bear interest at a rate equal to the Adjusted LIBOR Rate plus 2.25%. Interest calculated at the foregoing rate shall be due and payable monthly in arrears on the last day of each calendar month.

         2.04     COMMITMENT FEE.

         The U.S. Borrower agrees to pay the Bank a commitment fee in an amount equal to 0.375% per annum of the average daily unused portion of the Revolving Loan Committed Amount, such fee to be paid monthly in arrears on the last day of each calendar month.

         2.05     DEUTSCHE MARK LOAN.

                  (a) Subject to the terms and conditions hereof, the Bank agrees to make on or before March 31, 2000 a term loan to the German Borrower in Deutsche Marks in an aggregate principle amount equal to DM 12,000,000 (the "Deutsche Mark Loan"). Amounts repaid on the Deutsche Mark Loan may not be reborrowed. The outstanding principal balance of the Deutsche Mark Loan, together with all accrued but unpaid interest, fees and other charges, shall be due and payable in full on the Maturity Date. The proceeds of the Deutsche Mark Loan will be used by the German Borrower to repay in full loans made to the German Borrower by its German banks, which loans have been supported by standby letters of credit issued by the Bank.

                  (b) The Deutsche Mark Loan shall be made, shall be repaid and shall bear interest in accordance with the terms of a Promissory Note dated the Closing Date and executed by the German Borrower in favor of the Bank in substantially the form of Exhibit 2.05 (the "Deutsche Mark Note"), the terms of which are incorporated herein by reference.

                  (c) (i) If, as a result of the implementation of the European economic and monetary union ("EMU"), (i) any currency available for borrowing under this Credit Agreement (a "national currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (ii) any national currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such national currency shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU legislation provides that an amount denominated either in the Euro or in the applicable national currency can be paid either in Euros or in the applicable national currency, each party to this Loan Agreement shall be entitled to pay or repay such amount in Euros or in the applicable national currency. Prior to the occurrence of the event or events described in clause
                  (i) or (ii) of the preceding sentence, each amount payable hereunder in any such national currency will, except as otherwise provided herein, continue to be payable only in that national currency.

                           (ii) The Borrowers shall from time to time, at the
                  request of the Bank, pay to the Bank for the account of the Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, the Bank or any holding company of the Bank as a result of the introduction of, changeover to or operation of the Euro in any applicable state.

                           (iii) In addition, this Loan Agreement and the
                  Deutsche Mark Note (including, without limitation, the definition of Adjusted LIBOR Rate) will be amended to the extent determined by the Bank (acting reasonably and in consultation with the Borrowers) to be necessary to reflect such implementation of the EMU and change in currency and to put the Bank and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Loan Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of the German Borrower under this Loan Agreement, the Deutsche Mark Note or other Loan Documents.


                                   ARTICLE III

                 ADDITIONAL PROVISIONS REGARDING REVOLVING LOANS

         3.01     DEFAULT RATE.

         If a Borrower shall default in the payment when due (subject to applicable grace periods, if any) of the principal of or interest on any Loan or any other amount becoming due hereunder, such Borrower shall on demand from time to time pay interest on any overdue payment of principal and, to the extent permitted by law, on overdue payments of interest up to the date of actual payment (after as well as before judgment):

                           (i) in the case of principal of or interest on a Loan at a rate equal to 2% per annum above the rate which would otherwise be payable hereunder; and

                           (ii) in the case of any other amount payable hereunder or under any of the other Loan Documents (other than principal of or interest on any Loan referred to in clause (i) above), at a rate 2% per annum above the Prime Rate.

         3.02     PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty; provided, however, partial prepayments of any Loan shall be applied to principal installments thereunder in the inverse order of maturities.

                  (b) Mandatory Prepayments. If at any time the aggregate outstanding principal amount of Revolving Loans shall exceed the lesser of (i) the Revolving Loan Committed Amount and (ii) the Borrowing Base, the U.S. Borrower immediately shall prepay the Revolving Loans in an amount sufficient to eliminate such excess.

         3.03     CAPITAL ADEQUACY.

                  (a) In the event that the Bank shall have determined that the adoption or implementation on or after the Closing Date under the Existing Loan Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or by any court, or compliance by the Bank (or any lending office of the Bank) with any request or directive made or issued after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies as the case may be, with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for any such reduction suffered; provided, however, that no such amounts shall be payable with respect to a reduction in rate of return incurred more than 90 days before the Bank demands compensation under this Section.

                  (b) Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

         3.04     INCREASED COSTS.

         At any time that the Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of any change since the Closing Date under the Existing Loan Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to such Deutsche Mark Loan (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves to the extent included in the computation of the Adjusted LIBOR Rate), then the Borrower shall pay to the Bank within 15 days after written demand therefor (which demand shall state the basis therefor), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank may determine in its reasonable discretion) as may be required to compensate the Bank for such increased costs or reductions in amounts receivable hereunder. Upon determining in good faith that any additional amounts will be payable pursuant to this subsection, the Bank will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

         3.05     TAXES, ETC.

                  (a) All payments made by a Borrower hereunder, under a Note or under any Loan Document will be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Bank (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If a Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,
         (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Bank pursuant to this sentence) the Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings, and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send the Bank an official receipt showing payment. In addition, each Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Loan Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (b) The U.S. Borrower will indemnify the Bank for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
         Section 3.05) paid by the Bank (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Bank makes written demand.

                  (c) If the U.S. Borrower fails to perform its obligations under this Section 3.05, the U.S. Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

         3.06     PAYMENTS AND COMPUTATIONS.

         Except as otherwise specifically provided herein or in another Loan Document, all payments hereunder shall be made to the Bank in U.S. dollars in immediately available funds at its offices in Wilmington, North Carolina not later than 11:00 a.m. (Wilmington, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension).


                                   ARTICLE IV

                              CONDITIONS OF LENDING

         4.01     CONDITIONS TO CLOSING DATE.

         This Loan Agreement shall be and become effective as of the Closing Date when all of the conditions set forth in this Section 4.01 shall have been satisfied or waived in writing by the Bank.

                  (a) Execution of Loan Agreement and Notes. The Bank shall have received a duly executed original of this Loan Agreement and the Notes.

                  (b) Closing Certificate. The Bank shall have received a certificate from the chief financial officer of the U.S. Borrower, in form and substance satisfactory to the Bank, certifying inter alia that
         (i) no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing as of the Closing Date, and (ii) the representations and warranties of the Credit Parties made in or pursuant to the Loan Documents are true in all material respects on and as of the Closing Date.

                  (c) Fees. The U.S. Borrower shall have paid all fees due and owing to the Bank, including without limitation all reasonable fees and expenses of the Bank and its counsel actually incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (d) Security Agreement and Financing Statements. The Bank shall have received (i) a duly executed original of an amendment to the Security Agreement in form and substance acceptable to the Bank, (ii) executed UCC-1 financing statements from the U.S. Borrower and each Domestic Subsidiary with respect to each location in which each such Credit Party has or maintains personal property, and (iii) searches of Uniform Commercial Code filings in the jurisdiction of the U.S. Borrower's and each Domestic Subsidiary's chief executive office and each jurisdiction where any Collateral (as defined in the Security Agreement) is located or where a filing would need to be made in order to perfect the Bank's security interest in the Collateral, together with copies of the financing statements on file in each such jurisdiction and evidence that no liens exist thereon other than as expressly approved by the Bank or permitted by the Loan Documents.

                  (e) Pledge Agreement. The Bank shall have received (i) a duly executed original of an amendment to the Pledge Agreement in form and substance acceptable to the Bank, (ii) evidence satisfactory to the Bank that it has a first priority pledge of 100% of the ownership interests in each Domestic Subsidiary and a first priority pledge of 65%
         of the ownership interests in each first tier Foreign Subsidiary; (iii) all stock certificates evidencing the stock pledged to the Bank pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto, and (iv) evidence and information satisfactory to the Bank regarding the capital and ownership structure of the U.S. Borrower and its Subsidiaries.

                  (f) Guaranty. Each of the Guarantors other than the Foreign Subsidiaries shall have executed this Loan Agreement.

                  (g) Corporate Documents. The Bank shall have received, in form and content satisfactory to the Bank, (i) copies of resolutions of the board of directors of the U.S. Borrower and each Domestic Subsidiary approving and adopting the execution and delivery of this Loan Agreement, the other Loan Documents, and each other document or instrument executed and delivered in connection herewith, certified by a secretary or assistant secretary of each such Credit Party to be true and correct and in force and effect as of the Closing Date; (ii) incumbency information for the U.S. Borrower and each Domestic Subsidiary certified by a secretary or assistant secretary to be true and correct as of the Closing Date; (iii) good standing certificates from appropriate governmental authorities dated as of a recent date with respect to the U.S. Borrower and the Domestic Subsidiaries; and
         (iv) an opinion of legal counsel to the U.S. Borrower and each Domestic Subsidiary, which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents and the attachment, perfection and validity of liens, addressed to the Bank and dated as of the Closing Date.

                  (h) TROL Facility. The Bank shall have received a duly executed original of an amendment to the Participation Agreement and the related agreements, such amendment to be in form and substance acceptable to the Bank, the effect of which is to reduce the Holder Commitments thereunder to $450,000 and the Lender Commitments thereunder to $14,550,000, thereby capping the tax retention operating lease transaction described therein at $15,000,000.

                  (i) Evidence of Insurance. The Bank shall have received certificates of insurance of the U.S. Borrower and its Domestic Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents and naming the Bank as additional insured, sole loss payee or mortgagee, as appropriate.

         4.02     CONDITIONS TO EACH LOAN.

         The Bank shall not be obligated to make any Loan hereunder unless (a) the conditions set forth in Section 4.01 hereof have been satisfied or waived in writing by the Bank, (b) the representations and warranties contained in Article V hereof are true and correct as of the date of the making of such Loan and (c) immediately after the making of such Loan no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing.

         4.03     ADDITIONAL CONDITIONS TO THE DEUTSCHE MARK LOAN.

         On or prior to the funding date of any installment of the Deutsche Mark Loan, the Bank shall have received (a) evidence satisfactory to the Bank that
(i) the proceeds of the Deutsche Mark Loan will be used to immediately repay in full the German Borrower's indebtedness to its German banks and (ii) the letters of credit previously issued by the Bank to support such indebtedness will be returned to the Bank for cancellation immediately upon such repayment, (b) such security documents and evidence of collateral filings as the Bank may request with respect to the assets of the German Borrower and the other Foreign Subsidiaries, all such documents and filings to be in form and substance satisfactory to the Bank and its counsel and (c) such corporate authority documents, officer's certificates, insurance certificates, legal opinions and similar documents as the Bank reasonably requests in connection with the Deutsche Mark Loan, the German Borrower and the Foreign Subsidiaries, all such documents to be in form and substance satisfactory to the Bank and its counsel.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Bank that:

         5.01     CORPORATE EXISTENCE AND POWER.

         Such Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on such Person. Further, each Credit Party has all power and authority to own and operate its properties and to carry on its business as now conducted.

         5.02     AUTHORIZATION OF LOAN AGREEMENT.

         Each Credit Party has the power and authority to enter into this Loan Agreement and to perform its obligations under and consummate the transactions contemplated by this Loan Agreement and has by proper corporate action duly authorized the execution and delivery of this Loan Agreement. When executed and delivered, this Loan Agreement and the other Loan Documents will be valid and binding obligations of each Credit Party which is a party thereto, enforceable in accordance with their respective terms.

         5.03     NO VIOLATION OF CORPORATE RESTRICTIONS.

         Neither the execution and delivery of this Loan Agreement, nor the performance of the obligations under or consummation of the transactions contemplated by this Loan Agreement, violates or will violate any law or governmental order, conflicts or will conflict with any provision of any charter document or by-law of any Credit Party or any material term or provision of any agreement or instrument to which any Credit Party is a party or by which any Credit Party is bound, or constitutes or will constitute a breach of or a default under any such agreement or instrument (unless appropriate written waivers have been received and delivered to the Bank).

         5.04     GOVERNMENTAL CONSENTS.

         No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any Credit Party is required as a condition to the execution, delivery or performance of this Loan Agreement or any of the other Loan Documents by the Credit Parties.

         5.05     LITIGATION.

         Except as set forth on Exhibit 5.05 attached hereto, there are no material pending, or to the best knowledge of a Credit Party, threatened, legal proceedings to which any Credit Party is a party or of which any of its properties are the subject.

         5.06     OTHER AGREEMENTS.

         No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         5.07     TAXES.

         Each Credit Party has filed or caused to be filed all federal, state and local tax returns which are required to be filed by such Credit Party and has paid or caused to be paid all taxes as shown on said returns or on any assessment to the extent such taxes have become due, except for taxes which are being contested in good faith and against which reserves in accordance with Generally Accepted Accounting Principles will be established. No Credit Party knows of any proposed material tax assessments against it. No extension of time for assessment or payment of any federal, state or local tax by a Credit Party is in effect.

         5.08     LIENS.

         None of the assets of the Credit Parties is subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any borrowed money or the deferred purchase price of property or services, (iii) mechanics' and materialmen's liens, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property which do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Credit Parties' business and (iv) to the extent shown in Exhibit 5.08.

         5.09     ERISA.

         No Credit Party has incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with the employee benefit plans established or maintained by the Credit Parties. Each Credit Party is in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to the U.S. Borrower and its Subsidiaries. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

         5.10     SUBSIDIARIES.

         The U.S. Borrower has no Subsidiaries as of the date hereof except as set forth on Exhibit 5.10 attached hereto.

         5.11     REGULATION U.

         No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans will be used for the purposes described in Article II and not for the purpose of purchasing or carrying margin stock.

         5.12     PATENTS AND TRADEMARKS.

         Each Credit Party possesses all of the necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights material to conduct its business as now conducted, without known conflict with any patent, license, trademark, tradename or copyright of any other Person.

         5.13     FINANCIAL INFORMATION PROVIDED.

         The U.S. Borrower represents that the financial information it has heretofore furnished to the Bank dated September 30, 1999 with regard to its operations is true and correct, and presents fairly the financial position of the U.S. Borrower, and there have been no material adverse changes since that date.

         5.14     ENVIRONMENTAL COMPLIANCE.

         Each Credit Party has fully complied with all laws, ordinances, regulations and orders, including without limitation all zoning, safety and environmental laws, ordinances, regulations and orders, applicable to its business or properties and the present uses by such Credit Party of its properties do not violate any such laws, ordinances, regulations or orders. There is not currently and in the past there has not been (i) any use, treatment, storage or disposal of any hazardous substance or material or pollutant on any of the such Credit Party's properties, except as of the date hereof as disclosed on Exhibit 5.14 attached hereto, (ii) any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom, or (iii) any off-site disposal by the such Credit Party of any hazardous substance or material or pollutant in any location, except as disclosed on Exhibit 5.14 attached hereto.

         5.15     YEAR 2000 COMPLIANCE.

         The U.S. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (included those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may not be able to recognize and properly perform date-sensitive functions after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Credit Party believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on such Credit Party.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         6.01     AFFIRMATIVE COVENANTS

         Each Credit Party agrees that as long as its obligations hereunder remain outstanding and until the Commitment hereunder is terminated (unless the Bank shall otherwise consent in writing), such Credit Party will, and will cause its Subsidiaries to with respect to the subsections (e) through (o) below:

                  (a) within ninety (90) days of the end of each fiscal year, deliver or cause to be delivered to the Bank either (i) the U.S. Borrower's Annual Report on Form 10-K for such fiscal year or (ii) a detailed consolidated financial report of the U.S. Borrower and its Subsidiaries as of the end of such fiscal year (including a balance sheet, income statement and statements of cash flows and stockholders' equity) based on Generally Accepted Accounting Principles applied on a Consistent Basis containing an unqualified opinion of nationally recognized independent certified public accountants;

                  (b) deliver or cause to be delivered:

                           (1) within forty-five (45) days after the end of each
                  fiscal quarter of each fiscal year, either (i) the copy of Form 10-Q for such quarter as filed with the Securities and Exchange Commission or (ii) financial information and reports as of the end of such fiscal quarter (including a balance sheet and income statement, in form and detail satisfactory to the
                  Bank) of the U.S. Borrower and its Subsidiaries (in consolidated form) certified by the chief financial officer of the U.S. Borrower to be true and correct; and

                           (2) as soon as available, and in any event within
                  twenty-five (25) days after the close of each of the first eleven calendar months of the fiscal year of the U.S. Borrower, (i) a consolidated balance sheet and income statement of the U.S. Borrower and its Subsidiaries, as of the end of such month, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such month, in each case setting forth in comparative form consolidated figures for (A) the corresponding period of the preceding fiscal year and (B) management's proposed budget for such period, all such financial information to be in form and detail reasonably acceptable to the Bank, and (ii) an accounts receivable aging, accounts payable aging, and a collateral value maintenance calculation, each in form and detail reasonably acceptable to the Bank.

                           (3) within twenty-five (25) days after the end of
                  each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of
                  Exhibit 6.01(b)(3) and certified by chief financial officer of the U.S. Borrower to be true and correct as of the date thereof (a "Borrowing Base Certificate").

                  (c) together with each delivery of financial reports required by Section 6.01(a) and (b) hereof, deliver or cause to be delivered to the Bank a statement signed by the chief financial officer of the U.S. Borrower substantially in the form of Exhibit 6.01(c) hereto, setting forth that each Credit Party has kept, observed, performed and fulfilled each and every agreement binding on it contained in this Loan Agreement and the Loan Documents and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of this Loan Agreement or any of the Loan Documents and that no Event of Default specified in Article VIII hereof, nor any event, which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action the Credit Parties propose to take with respect thereto;

                  (d) promptly, from time to time, deliver or cause to be delivered to the Bank a copy of all filings made under the Securities and Exchange Act of 1934 and such other information regarding the U.S. Borrower's operations, business affairs and financial condition as the Bank may reasonably request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank to any regulatory authority having jurisdiction over the Bank with appropriate confidential restrictions being noted on any submissions of such information;

                  (e) maintain or cause to be maintained all personal property material to its business in good working order and condition and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with prudent business practices;

                  (f) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;

                  (g) (i) comply with or contest in good faith all statutes and governmental regulations of which any Credit Party has knowledge and the noncompliance of which would have a material adverse effect on the financial condition of such Credit Party; and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established;

                  (h) at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, public liability insurance, hazard insurance, worker's compensation and other insurance required by law and is customary with companies of comparable size in the same or similar business but at all times of the type and at least in the amount of the present coverage of the Credit Parties;

                  (i) preserve and protect its patents, licenses trademarks, trademark rights, tradenames, tradename rights and copyrights and maintain all of its other material properties and assets used or useful in the conduct of its business in good repair, working order and condition and from time to time cause to be made all proper replacements, betterments and improvements thereto;

                  (j) keep true books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of the Credit Parties' dealings and transactions;

                  (k) permit any officer of the Bank designated by the Bank to visit and inspect any of the Credit Parties' properties, books and financial records at such times as the Bank may reasonably request upon reasonable notice and during ordinary business hours;

                  (l) upon the request of the Bank, authorize any officer of the Bank to discuss its financial statements and financial affairs at any time and from time to time with the U.S. Borrower's independent certified public accountants upon reasonable notice and during ordinary business hours with a representative of the U.S. Borrower present;

                  (m) deliver to the Bank forthwith, upon any officer of a Credit Party obtaining knowledge of an Event of Default or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate signed by the chief executive officer of the U.S. Borrower specifying the nature and period of existence thereof and what action the Credit Parties propose to take with respect thereto;

                  (n) within ten (10) days of the event becoming known to any officer of a Credit Party, notify the Bank in writing of the occurrence of any of the following events:

                           (i) the pendency or commencement of any action, suit
                  or proceeding at law or in equity under which a party or parties seek an amount equal to or exceeding $250,000.00;

                           (ii) any event or condition which shall constitute an
                  event of default under any other agreement for borrowed money or any known or potential materially adverse change in any other material contractual agreement;

                           (iii) any levy of an attachment, execution or other
                  process against its assets; and

                           (iv) any change in any existing agreement or contract
                  which may materially adversely affect any of its businesses or affairs, financial or otherwise;

                  (o) the U.S. Borrower shall (i) at all times, make prompt payment of all contributions required under all employee benefit plans ("Plans") to meet the minimum funding standard set forth in ERISA (as defined in Section 5.09) with respect to its Plans; (ii) within thirty
         (30) days after the filing thereof, furnish to the Bank copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year (as defined in ERISA); (iii) notify the Bank immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for, the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (iv) furnish to the Bank, upon its request, such additional information concerning any of the U.S. Borrower's Plans as may be reasonably requested;

                  (p) satisfy or cause to be satisfied the following financial tests:

                           (i) the U.S. Borrower will maintain as of the end of
                  each fiscal quarter (commencing with the fiscal quarter ending December 31, 1999) Tangible Net Worth of not less than $40,000,000.00;

                           (ii) the U.S. Borrower shall maintain a Cash Flow
                  Coverage Ratio computed as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 1999) of (A) with respect to the fiscal quarter ending December 31, 1999, not less than 1.25 to 1.0 and (B) with respect to the fiscal quarter ending March 31, 2000, not less than 1.00 to 1.0;

                           (iii) the U.S. Borrower shall maintain a ratio of
                  Funded Debt to EBITDA computed as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 1999) of (A) with respect to the fiscal quarter ending December 31, 1999 (such ratio to be calculated using annualized EBITDA for the fiscal quarter then ended, i.e. EBITDA for the fiscal quarter ending December 31, 1999 times
                  4), not greater than 5.30 to 1.0 and (B) with respect to the fiscal quarter ending March 31, 2000 (such ratio to be calculated using annualized EBITDA for the two fiscal quarter period then ended, i.e. aggregate EBITDA for the fiscal quarters ending December 31, 1999 and March 31, 2000 times 2), not greater than 3.90 to 1.0; and

                           (iv) the U.S. Borrower shall maintain at all times
                  Eligible Receivables such that, on each day, the product of
                  (A) Eligible Receivables times (B) 80% is no less than $13,000,000.

                  (q) at any time any Person becomes a Subsidiary of the U.S. Borrower, the U.S. Borrower shall promptly (but in any event within 30 days after the date thereof or within such longer period of time as agreed to by the Bank): (a) notify the Bank thereof, (b) cause such Subsidiary to become a Guarantor hereunder by execution of a joinder agreement in form and substance satisfactory to the Bank, (c) cause such Subsidiary to pledge its material assets to the Bank pursuant to security documents in form and substance satisfactory to the Bank and
         (d) deliver to the Bank with the joinder agreement and other documents referred to above, such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Bank may reasonably request;

                  (r) the Credit Parties will, and will cause each of their respective Subsidiaries to, take all actions reasonably necessary to assure that the Credit Parties' computer based systems (which if not functional would have a material adverse effect on the Credit Parties) are able to operate and effectively process data in a manner that is Year 2000 Compliant (as defined in Section 5.15). At the request of the Bank, the Credit Parties shall provide information to the Bank concerning the Credit Parties' Year 2000 compliance; and

                  (s) within 30 days from the Closing Date, the Credit Parties shall (i) execute and provide for the recordation of the Mortgages and UCC financing statements evidencing the Bank's liens pursuant to the Mortgages, (ii) perform all other acts reasonably necessary to perfect the Bank's liens, (iii) arrange for title insurance acceptable to the Bank in respect of the properties covered by the Mortgages, and (iv) deliver to the Bank opinions of local counsel, satisfactory in form and substance to the Bank, concerning the Mortgages and related UCC financing statements and the perfection of the Bank's interest therein.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         7.01     NEGATIVE COVENANTS

         Each Credit Party agrees that as long as its obligations hereunder remain outstanding and until the Commitment is terminated (unless the Bank shall otherwise consent in writing), no Credit Party shall:

                  (a) incur, create, assume or permit to exist any indebtedness for borrowed money, howsoever evidenced, or its equivalent (including but not limited to leases required to be capitalized under Generally Accepted Accounting Principles), except

                           (i) indebtedness set forth in the financial
                  statements referred to in Section 5.13 hereof and as set forth in Exhibit 7.01(a)(i);

                           (ii) additional indebtedness extended by the Bank;
                  and

                           (iii) purchase money indebtedness incurred to finance
                  the acquisition of equipment on installment contracts with terms not to exceed 6 months;

                  (b) incur, create or permit to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on the property of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, other than

                           (i) liens as disclosed in Exhibit 5.08 hereto;

                           (ii) any unfiled lien of materialmen, mechanics,
                  workmen, warehousemen, carriers, landlords or repairmen; provided that if such a lien shall be perfected and shall not be contested in good faith, it shall be discharged of record immediately by payment, bond or otherwise;

                           (iii) tax liens which are being contested in good
                  faith, or which constitute liens for taxes the payment of which is not yet required;

                           (iv) liens in favor of the Bank;

                           (v) liens incurred in connection with the purchase
                  money indebtedness permitted under Section 1.01(a)(iii); and

                           (vi) liens on assets securing indebtedness or
                  obligations in amounts less than $10,000.00;

                  (c) sell, lease, transfer or otherwise dispose of any of the properties and assets of the U.S. Borrower or any of its Subsidiaries to any Person other than sales in the ordinary course of business;

                  (d) seek or permit dissolution or liquidation of any Credit Party in whole or in part; provided, however, that any Subsidiary other than a Borrower that is not material to the U.S. Borrower and its Subsidiaries taken as a whole may liquidate, wind-up or dissolve itself
         (i) into a Credit Party or (ii) otherwise in a transaction in which the assets of such dissolving Subsidiary become owned by a Credit Party;

                  (e) guaranty, or become liable for, the obligations of any other Person other than the Obligations (provided, however, (i) this shall not prevent the U.S. Borrower or any of its Subsidiaries from endorsing negotiable instruments for collections in the ordinary course of business and (ii) this shall not prevent the U.S. Borrower from entering into (A) those guarantees, endorsements or debt assumptions for related, affiliate or subsidiary entities of the U.S. Borrower described on Schedule 7.01(a)(i) or (B) additional guarantees, endorsements or debt assumptions for related, affiliate or subsidiary entities of the U.S. Borrower so long as the aggregate amount of such guaranties, endorsements or debt assumptions shall not exceed $4,000,000.00 at any time);

                  (f) make any loans or advances in excess of $500,000.00 in the aggregate; provided, however, the U.S. Borrower may make loans or advances to related, affiliate or subsidiary entities of the U.S. Borrower so long as the aggregate amount of such loans or advances shall not exceed, at any time, an amount equal to $6,100,000.00 or such greater amount as the Bank may designate in writing to the U.S. Borrower;

                  (g) consolidate with, merge into or be acquired by any Person; provided, however, a Credit Party shall be permitted to enter into merger and/or consolidation transactions so long as such Credit Party is the surviving entity; provided further that, if a Borrower is a party to any such transaction, such Borrower shall be the surviving entity;

                  (h) change the general character of business of the U.S. Borrower or any of its Subsidiaries or engage in any type of business not reasonably related to the business of the U.S.
         Borrower or any of its Subsidiaries as presently conducted;

                  (i) (1) pay any cash dividends to the shareholders of the U.S. Borrower, (2) make any distribution on any shares of any class of the capital stock of the U.S. Borrower which results in a reduction to stockholders' equity, (3) apply any Credit Party's property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock resulting in a reduction to stockholders' equity or (4) amend in any way the capital structure of the U.S. Borrower;

                  (j) create or permit to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any lien upon the assets of the U.S. Borrower or any of its Subsidiaries other than as set forth herein; or

                  (k) create or permit to exist any Subsidiary unless such Subsidiary becomes a Guarantor hereunder pursuant to a joinder agreement.


                                  ARTICLE VIII

                       EVENTS OF DEFAULT AND ACCELERATION

         8.01     EVENTS OF DEFAULT.

         Any of the following shall constitute an "Event of Default" under this Loan Agreement:

                  (a) Nonpayment. Nonpayment when and as due of any principal, interest or other payment hereunder or under the Revolving Notes and the continuation of such nonpayment for a period of five (5) days.

                  (b) Breach of Covenants. Other than as set forth in Section 8.01(a) hereof, the failure to perform and observe any covenant or other obligation contained herein or in any other Loan Documents and the continuation of such failure for a period of thirty (30) days after receipt of written notice from the Bank thereof.

                  (c) False Statements. If any representation or warranty made by a Credit Party in this Loan Agreement, any other Loan Document or in any document, certificate, statement or report heretofore or hereafter made shall be untrue in any material respect.

                  (d) Bankruptcy. In the event that a Borrower or any Guarantor

                           (1) shall make an assignment for the benefit of
                  creditors; or

                           (2) has a petition initiating a proceeding under any
                  section or chapter of the Bankruptcy Code or its amendments, filed by or against a Borrower or any Guarantor and, if against a Borrower or any Guarantor, such petition is not set aside within ninety (90) days after such filing; or

                           (3) shall file any proceedings for dissolution or
                  liquidation; or

                           (4) has a receiver, trustee or custodian appointed
                  for all or part of its or his assets; or

                           (5) seeks to make an adjustment, settlement or
                  extension of its or his debts with its or his creditors generally; or

                           (6) has a notice of an action for enforcement of a
                  lien filed or recorded or a judgment lien or execution obtained against it or him in excess of an aggregate of $50,000.00 which notice of lien is not removed, insured, reserved for

                  (in amounts satisfactory to the Bank), satisfied, bonded or contested in good faith within thirty (30) days after any officer of a Credit Party becomes aware of such lien;

                  (e) if an event of default occurs under any agreement for Funded Debt by and between a Credit Party and the Bank which is in existence as of the date hereof or which is entered into subsequent to the date hereof;

                  (f) if a Credit Party in the performance of any other agreement for Funded Debt between it and any other lender defaults and such default permits such other lender to accelerate such other indebtedness of such Credit Party for borrowed money;

                  (g) any change shall occur with respect to the chief executive officer management position of the U.S. Borrower; or

                  (h) any Guarantor shall default in the performance of any obligation hereunder.

         8.02     REMEDIES.

         Upon the occurrence of any such Event of Default and after the applicable grace period, if any, and unless the Bank agrees to waive in writing such an Event of Default:

                  (a) Termination of Commitment. The Bank, in its sole discretion, may terminate the Commitment.

                  (b) Acceleration of Indebtedness. All of the indebtedness of any and every kind owing by a Credit Party to the Bank, howsoever evidenced, now existing or hereafter arising, shall become due and payable upon written notice to the U.S. Borrower (other than an Event of Default described in Section 8.01(d) in which case such indebtedness shall become due and payable immediately without necessity of written demand) without the necessity of any other demand, presentment, protest or notice upon a Credit Party, all of which are hereby expressly waived by the Credit Parties.

                  (c) Acceleration of Obligations. All of the obligations of the Credit Parties under the Loan Documents shall thereupon be immediately due and payable without the necessity of any other demand, presentment, protest or notice upon a Credit Party, all of which are hereby expressly waived by the Credit Parties.

                  (d) Right of Set-Off. Regardless of the adequacy of the collateral, the Bank shall have the right, immediately and without further action by it, to set-off against a Note, all money owed by the Bank in any capacity to a Credit Party, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such event of default even though such charge is made or entered on the books of the Bank subsequent thereto.

         If the Bank exercises its right of set-off described in this paragraph, it will provide the U.S. Borrower, in adequate detail, a description of all amounts set-off against a Note.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01     NOTICES.

         All notices and other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:

                  (a)      if to the Borrower:

                           Applied Analytical Industries, Inc.
                           2320 Scientific Park Drive
                           Wilmington, North Carolina  28405

                           Attention:  Eugene T. Haley

                           Phone:           (910) 254-7000
                           Telecopy:        (910) 815-2354

                  (b)      if to the Bank

                           Bank of America, N.A.
                           155 North Front Street
                           Wilmington, North Carolina  28401

                           Attention:  David Houston

                           Phone:           (910) 251-5325
                           Telecopy:        (910) 251-5251

         9.02     WAIVER.

         No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         9.03     SURVIVAL.

         All covenants, agreements, representations and warranties made herein and in the other Loan Documents shall survive the making by the Bank of the Loans and the execution and delivery to the Bank of the Loan Documents and shall continue in full force and effect so long as any of the indebtedness of the Borrower to the Bank evidenced by the Notes or any obligations under the Commitment remain outstanding.

         9.04     SUCCESSORS AND ASSIGNS.

         This Loan Agreement and the Loan Documents shall inure to the benefit of and be binding upon successors and assigns of the Bank; provided, however, no Credit Party shall assign any of its rights or obligations hereunder without the prior written consent of the Bank.

         9.05     COSTS.

         The U.S. Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of the Loan Documents and any amendments or modifications thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank (including the allocated costs of internal counsel), and, after the occurrence of an Event of Default, costs and expenses of the Bank in connection with the enforcement of this Loan Agreement or the other Loan Documents (including without limitation reasonable attorneys fees) and to hold the Bank harmless from any and all such costs, expenses and liabilities.

         9.06     AMENDMENT; WAIVER; CONSENTS.

         No approval, decision, option or action required of the Bank ("Approval") hereunder nor any modification, amendment or waiver ("Waiver") of any provision of this Loan Agreement or any other Loan Document nor any consent to any departure by a Credit Party therefrom ("Consent") shall in any event be effective unless the same shall be in writing signed by the Bank and delivered in accordance with the provisions of Section 9.01 hereof, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given but any such Approval, Waiver or Consent when signed shall be effective and binding upon the Bank. No notice to or demand on a Credit Party in any case shall entitle the recipient any other or further notice or demand in the same, similar or other circumstances.

         9.07     YEAR.

         Interest, fees and premiums hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days in the billing period.

         9.08     PAYMENT ON BUSINESS DAY.

         Should any installment or other payment of the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         9.09     COUNTERPARTS.

         This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

         9.10     ASSIGNMENT.

         The Bank may, at any time, transfer or assign all or any portion of the indebtedness evidenced by a Note held by the Bank and the terms hereof shall extend to any subsequent holder of a Note.

         9.11     TERM.

         The term of this Loan Agreement shall be until the Bank is no longer obligated to lend under the Commitment and the Bank has received payment in full of the unpaid principal and interest of the Notes.

         9.12     CAPTIONS.

         The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Loan Agreement nor the interest of any provisions hereof.

         9.13     GOVERNING LAW.

         This Loan Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina. Each Credit Party hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina and agrees that the Bank may, at its option, enforce its rights under the Loan Documents in such courts. The Credit Parties hereby agrees that both the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

         9.14     ARBITRATION.

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND

PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS LOAN AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LOAN AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASSIONING RESORT TO SUCH REMEDIES.

         9.15     LOAN DOCUMENTS.

         The Bank agrees to provide the U.S. Borrower with copies of all of the Loan Documents in acceptable electronic format.

         9.16     BINDING EFFECT; REPLACEMENT OF EXISTING LOAN AGREEMENT;
                  TERMINATION.

                  (a) This Loan Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Credit Parties and the Bank, and thereafter this Loan Agreement shall be binding upon and inure to the benefit of the Credit Parties and the Bank and their respective successors and assigns. The Credit Parties and the Bank each hereby agrees that, at such time as this Loan Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Existing Loan Agreement automatically shall be deemed amended, restated and replaced in its entirety by this Loan Agreement, and all obligations and commitments outstanding under the Existing Loan Agreement shall be governed by the terms of this Loan Agreement (as such obligations or commitments may be modified or amended hereunder) and (ii) the promissory notes executed by the U.S. Borrower in connection with the Existing Loan Agreement automatically shall be substituted and replaced by the promissory notes executed in connection with this Loan Agreement. The Credit Parties further agree, upon the request of the Bank, to promptly take such actions, as reasonably requested, as are appropriate to carry out the intent of this Loan Agreement and the other Loan Documents, including, but not limited to, such actions as are reasonably necessary to ensure that the Bank has a perfected security interest in any and all collateral securing the Credit Parties' obligations hereunder and under the other Loan Documents, subject to no Liens other than Permitted Liens.

                  (b) The term of this Loan Agreement shall commence on the effective date pursuant to subsection (a) above and shall continue until no Loans or any other amounts payable hereunder or under any of the other Loan Documents shall remain outstanding and until the Commitment hereunder shall have expired or been terminated.


                                    ARTICLE X

                                    GUARANTY

         10.01    GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to the Bank as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) strictly in accordance with the terms hereof. Each of the Guarantors hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods), such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) in accordance with the terms of such extension or renewal. This is a guaranty of payment and not of collection.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of any Guarantor as guarantor hereunder shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Federal Bankruptcy Code).

         10.02    OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 10.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement or any of the other Loan Documents, or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 10.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each of the Guarantors agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other guarantor for amounts paid under this Guaranty until such time as the Bank has been paid in full, the Commitment, if any, has been terminated and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any of the other Loan Documents or any other agreement or instrument referred to herein or therein or relating hereto or thereto shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any lien granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to attach or be perfected or shall be released or discharged in whole or in part; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor or any other guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any guarantor).

         With respect to its obligations hereunder, each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against any Person under this Agreement or any of the other Loan Documents or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         10.03    REINSTATEMENT.

         The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         10.04    CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Article X, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9 inclusive. Each of the Guarantors agrees that it shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 10.02.

         10.05    REMEDIES.

         Each of the Guarantors agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Bank, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article
VIII) for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 10.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the Bank may exercise remedies thereunder in accordance with the terms thereof.

         10.06    CONTINUING GUARANTEE.

         The guarantee in this Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         10.07    RIGHTS OF CONTRIBUTION.

                  (a) With respect to the Domestic Subsidiaries in their capacities as Guarantors, such Guarantors agree among themselves that, in connection with payments made hereunder, each such Guarantor shall have contribution rights against the other such Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no such Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full and the Commitment terminated.

                  (b) With respect to the U.S. Borrower and the Foreign Subsidiaries in their capacities as Guarantors, such Guarantors agree among themselves that, in connection with payments made hereunder, each such Guarantor shall have contribution rights against the other such Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no such Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full and the Commitment terminated.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.

U.S. BORROWER
AND A GUARANTOR:                          APPLIED ANALYTICAL INDUSTRIES, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:


GERMAN BORROWER:                          AAI APPLIED ANALYTICAL INDUSTRIES
                                          DEUTSCHLAND GmbH & CO. KG

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

DOMESTIC SUBSIDIARIES:                    APPLIED ANALYTICAL INDUSTRIES
                                          LEARNING CENTER, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          AAI TECHNOLOGIES, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          AAI PROPERTIES, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          KANSAS CITY ANALYTICAL SERVICES, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          MEDICAL & TECHNICAL RESEARCH
                                          ASSOCIATES, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          AAI JAPAN, INC.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

FOREIGN SUBSIDIARIES:                     APPLIED ANALYTICAL INDUSTRIES
                                          ITALY, S.r.l.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          AAI UK LTD.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          AAI VERMOGENSVER-
                                          WALTUNGSGESELLSCHAFT mgH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          L.A.B. VERWALTUNGS-GESELLSCHAFT mbH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          APPLIED ANALYTICAL INDUSTRIES
                                          DEUTSCHLAND GmbH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          L.A.B. BENELUX B.V.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          APPLIED ANALYTICAL INDUSTRIES
                                          FRANCE S.A.R.L.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          NEOSAN ARZNEIMITTEL-
                                          VERTRIEBSGESELLSCHAFT mbH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          I.P.A.- INTERNATIONALE PHARMA
                                          AGENTUR GmbH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          INPHARMCO GESELLSCHAFT zur
                                          VERMARKTUNG VON ARZNEIMITTELN mbH

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          LAB (GREAT BRITAIN) LIMITED

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          PROSCIENTIA HOLDING AG

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:

                                          TECHNOPHARM S.A.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title:


BANK:                                     BANK OF AMERICA, N.A.

                                          By
                                            ------------------------------------
                                          Name:
                                          Title: